Exhibit 10.25.2
Named Executive Officer Compensation Information – 2009 Salaries and Target Bonus Percentages
The table below provides information regarding the annual base salaries and target bonus percentages for the Company’s 2008 named executive officers for the 2009 performance period:

		2009 Target Bonus
Named Executive Officer	2009 Annual Base Salary	Percentage (1)
Ronald W. Barrett, PhD	$500,000	75%
Chief Executive Officer
William G. Harris	$330,000	40%
Senior Vice President of Finance and Chief Financial Officer
William J. Rieflin	$385,000	60%
President
Kenneth C. Cundy, PhD	$330,000	40%
Senior Vice President of Preclinical Development
David R. Savello, PhD	$330,000	40%
Senior Vice President of Development

(1)	Represents a percentage of 2009 annual base salary pursuant to the terms and conditions of the XenoPort, Inc. Corporate Bonus Plan.